Exhibit 10.2

serial number:

Employment Agreement

Party A: Beijing Zhuoxun Century Culture Communication Co., Ltd.

Party B:

Legal Representative: Yulong Yi

Registered address: Haiying Road, No. 5, 5th floor, 504, Fengtai District, Beijng

Business Address: Room 500, 5th Floor, Sail Entrepreneurship Incubation Plaza, No. 5 Haiying Road, Fengtai District, Beijing, China

postal code: 100000

contact number: 010-63721372

Party B:_________

Gender: _________

D.O.B.: _________

ID: _________

Address: _________

Hukou Type: _________

Hukou Address: _________

Valid contact information: _________

According to the “Labor Law of the People’s Republic of China”, “Labor Contract Law of the People’s Republic of China” and relevant laws and regulations, this Agreement between Party A and Party B Based on the principles of equality and voluntariness, we signed this labor contract by consensus and jointly abide by the terms of this contract.

Chapter 1 Contract Type and Duration

Article 1

1. Parties agree the agreement shall be ___ year with fixed term.

2. Term of the Agreement: ____to____, among which ____to____ are probation period.

Article 2 During the probation period, Party A may appropriately shorten the period specified in Article 1 of this contract based on Party B’s actual work ability or performance.

Article 3 During the probation period, if Party B fails to meet Party A’s job requirements and employment assessment standards after assessment, it will be deemed as not meeting the employment conditions.

Chapter 2 Work Content and Work Location

Article 4 Party A hires Party B to serve as ____position, main place of work is located in_____. According to Party A’s work needs, Party B agrees that Party A can dispatch Party B to perform work tasks abroad and enjoy corresponding treatment.

Article 5 Employment conditions and job responsibilities: These are specified in employee job descriptions based on different positions. Party B shall complete the corresponding work on time in accordance with Party A’s requirements, based on department job requirements and performance appraisal methods. allow. Party B is willing to improve its working ability through job rotation and adjustment, and Party A can adjust Party B’s job position, work content and work location according to the company’s rules and regulations and Party B’s work ability and performance arrangements. Party B promises to obey Party A’s management and arrangements, complete the specified tasks on time and achieve the specified quality.

Chapter 3 Working Hours, Rest and Vacation

Article 6 Party A arranges for Party B to implement the standard working hour system. Party B’s daily working hours shall not exceed 8 hours, and the average working hours shall not exceed 40 hours per week.

Article 7 According to Party A’s rules and regulations, overtime work must be applied for in advance and must be approved by the person in charge of Party A’s department and reported to human resources. It can only be established after filing with the human resources department, otherwise it will not be regarded as overtime work.

Article 8 The vacation system implemented by Party A for Party B shall be implemented in accordance with relevant national regulations and Party A’s management system

Chapter 4 Remuneration

Article 9 Party B’s salary shall be paid in currency form, and the monthly salary shall not be lower than the Beijing wage standard. Agreements between Party A and Party B shall be stipulated in the “Salary Confirmation Form” signed by both parties.

Article 10 If Party B’s work ability does not meet the job requirements, Party A has the right to adjust his position and salary. Party B shall obey such determination. If Party B refuses to comply with the company’s position adjustment and corresponding wage adjustment, the company has the right to terminate the labor contract.

Chapter 5 Labor Protection, Working Conditions and Prevention and Control of Occupational Hazards

Article 11 Party A will provide Party B with necessary safety equipment based on the needs of the production post and in accordance with national regulations on labor safety and health.

Article 12 Party A has established a production safety system in accordance with relevant national laws and regulations. Party B shall strictly abide by Party A’s labor safety regulations. The entire system and Party A’s work and system procedures are established to prevent illegal operations or accidents during production and to prevent damages to the company.

Article 13 Party A shall establish and improve the prevention system for occupational disease prevention and control, strengthen the management of occupational disease prevention and control, and improve occupational disease prevention and control.

Chapter 6 Social Security and Welfare Benefits

Article 14 Party A and Party B shall participate in social insurance in accordance with relevant regulations of the national and Beijing Municipal Government requirements. If the parties terminate or dissolve the labor contract, the insurance relationship will be transferred in accordance with relevant regulations.

Article 15 The wages and medical insurance benefits for Party B suffering from occupational diseases or work-related injuries shall be in accordance with relevant national and Beijing regulations; If Party B is sick or injured not due to work, his sick leave pay and medical treatment shall be in accordance with the relevant regulations of the country, Beijing Municipality and Party A.

Article 16 Party A shall provide Party B with necessary labor welfare benefits in accordance with relevant national, Beijing Municipality and company regulations.

Chapter 7 Labor Discipline

Article 17 During the employment period, except with the consent of Party A, Party B shall not engage in other activities that are commercially related to or any business activities that compete with Party A or Party A’s business, regardless of where those activities occur. During the validity period of this contract, without Party A’s permission, Party B shall not work for any other company, enterprise, organization or individual.

Article 18 Party A shall formulate rules and regulations and labor disciplines in accordance with the law based on production and operation needs. Various rules and regulations have been formulated by Party A in accordance with the law (including but not limited to employee handbook, job responsibilities, salary system, performance appraisal system, holiday management system, resignation procedures, etc.). Party B agrees to abide by all rules and regulations of Party A, including existing ones and those formulated at any time in the future. and revised rules and regulations. All the above rules and regulations constitute the attachments to this contract and have the same legal effect as this contract.

Article 19 Party B shall not misappropriate Party A’s funds or lend Party A’s funds to others without authorization.

Article 20 Party B shall not open an account to store Party A’s assets in its own name or in the name of other individuals.

Article 21 Party B shall not use Party A’s assets to provide guarantee or guarantee for the debts of any other company or individual.

Article 22 Without the prior written consent of Party A, Party B shall not unilaterally accept interviews from any media or publish articles related to Party A, nor can he donate or participate in various social activities in the name of Party A.

Chapter 8 Confidentiality Obligations

Article 23 Party B agrees to keep all business secrets of Party A. Party B shall not disclose to any third party, any other company, entity or other personnel of another organization directly or indirectly information that Party A considers confidential and that Party B have learned in the course of their work. Such information include but is not limited to Party A’s proprietary technology, products, business, management and financial information or documents.

Article 24 Party B shall not use or allow others to use confidential information to compete with Party A or for purposes other than performing Party B’s duties.

Article 25 Party B agrees to immediately return Party A’s property and documents on the date of termination or rescission of this contract, including but not limited to confidential and non-confidential drawings, blueprints, memoranda, customer lists, financial documents and other information, including Party A’s letters, records, written plans and stationery, which may not be copied or reproduced.

Article 26 Party B’s confidentiality obligations under this chapter will continue to be effective after the termination or rescission of this contract. If Party B is engaged in a key position of Party A, a “Confidentiality Agreement” must be signed in accordance with Party A’s regulations.

Article 27 Party A shall consider the importance of Party B’s position and decide whether to sign a non-competition agreement with Party B. The specific measures shall be in accordance with the Labor Contract Law.

Chapter 9 Business Training

Article 28 Party A will provide Party B with necessary business and legal knowledge training. If Party B voluntarily resigns after signing this labor contract with Party A, or is dismissed by Party A due to serious violation of the labor contract or infringement of Party A’s rights, the training fee shall be returned to Party A. Party A has the right to deduct it from Party B’s income.

Chapter 10 Change, rescission and termination of labor contract

Article 29 Party A and Party B may change the content of this contract by mutual agreement through consultation and shall confirm it in writing.

Article 30 The cancellation, termination and renewal of the labor contract between Party A and Party B shall be carried out in accordance with relevant national and Beijing regulations.

If Party B encounters any of the following circumstances, Party A has the right to immediately terminate the labor contract without giving Party B any financial compensation:

1. Those who are proven not to meet the employment conditions during the probation period;

2. Seriously violates Party A’s rules and regulations;

3. Serious dereliction of duty, malpractice for personal gain, causing serious damage to Party A;

4. Establishing labor relations with other employers at the same time;

5. Being investigated for public security administrative penalties or criminal liability in accordance with the law;

6. Violates the labor disciplines stipulated in Chapter 7 of this contract and/or violates the confidentiality obligations stipulated in Chapter 8;

7. Absence from work for 3 days (inclusive) in a row or more than 3 days (inclusive) in total in a year;

8. Providing false information or making untrue statements;

9. Other situations stipulated by laws and regulations.

Chapter 11 Intellectual Property Rights

Article 31 Works created by employees to complete the work tasks of legal persons or other organizations are considered professional works, and the copyright is enjoyed by Party B, but Party A has the right to priority use within the scope of its business. Within two years after the completion of the work, Party B shall not be permitted to use the work in the same manner as the company uses it.

Article 32 For work that falls under any of the following circumstances, Party B shall enjoy the right of authorship, other rights of copyright shall be enjoyed by Party A, and Party A may provide rewards to Party B:

(1) Engineering design drawings and products that are mainly created using Party A’s material and technical conditions and for which Party A is responsible to carry out the design drawings, maps, computer software and other professional works;

(2) Works for which the copyright is enjoyed by Party A as stipulated in laws, administrative regulations or in contracts.

Article 33 For inventions and creations completed by Party B to perform Party A’s tasks or mainly utilizing Party A’s material and technical conditions, the right to apply for patents and patent rights for inventions and creations belong to Party A; after the application is approved, Party A becomes the patentee. Party A shall, in accordance with company regulations, reward Party B.

Chapter 12 Resolution of Labor Disputes

Article 34 Any dispute arising out of or related to the interpretation, performance, rescission or termination of this contract shall be resolved by both parties through friendly negotiation. If negotiation fails, either party has the right to file a complaint with the competent labor arbitration committee within 60 days after the dispute occurs. If either party is dissatisfied with the arbitration, it may file an appeal within 15 days from the date of receipt of the arbitration award with the relevant people’s court with jurisdiction over the matter.

Chapter 13 Miscellaneous

Article 35 Party B repreents to Party A that the signing and performance of this contract does not violate other contracts, agreements or regulations that are binding on Party B. If it causes claims from other employers, all liability for compensation shall be borne by Party B.

Article 36 If the provisions of this contract conflict with relevant national or Beijing laws, regulations, and policies, the latter shall prevail.

Article 37 This contract is made in two copies, with each party holding one copy. It has the same legal effect.

[Signature page follows]

Party A:

Signature of authorized representative:

Signature date:

Party B:

signature:

Signature date: